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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

485F US Highway 1 South, Iselin, NJ 08830 (t) 732-621-2500

April 22, 2008

Dear Stockholders of Maidenform Brands, Inc.:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Maidenform Brands, Inc., to be held at 11:00 a.m., Eastern Daylight time, on May 22, 2008 at the principal executive offices of the Company at 485F US Highway 1 South, Iselin, NJ 08830.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of 2008 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the 2008 Annual Meeting, regardless of the number of shares you hold and whether you plan to attend the meeting in person. Accordingly, please submit your proxy through the Internet or complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Thank you for your continued support and we look forward to seeing you at the Annual Meeting.

Sincerely,
Thomas J. Ward Chief Executive Officer and Vice Chairman of the Board

maidenform® lilyette® flexees® sweet nothings® self expressions® rendezvous®

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

•
The proxy materials, which include the notice of meeting, proxy statement, annual report and proxy card, are available to you to review at www.maidenformbrands.com.

•
The Annual Meeting of Stockholders will be held at the principal executive offices of the Company at 485F US Highway 1 South, Iselin, NJ 08830 on Thursday, May 22, 2008 at 11:00 a.m., Eastern Daylight time.

•
The following matters will be considered at the Annual Meeting:

  •
  the election of seven directors;

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2009; and

  •
  the transaction of any other business that may properly come before the Annual Meeting.

•
Your Board of Directors recommends that you vote "FOR" the election of the nominated directors, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

•
Stockholders may attend the meeting and vote in person. To obtain directions to attend the Annual Meeting and vote in person please call Investor Relations at (732) 621-2500.

MAIDENFORM BRANDS, INC.
485F US Highway 1 South
Iselin, NJ 08830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 11:00 A.M. ON MAY 22, 2008

TO THE STOCKHOLDERS OF MAIDENFORM BRANDS, INC.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Maidenform Brands, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company at 485F US Highway 1 South, Iselin, NJ 08830 on Thursday, May 22, 2008 at 11:00 a.m., Eastern Daylight time, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

  (1)
  To elect seven directors to serve until the 2009 Annual Meeting of Stockholders or in each case until such director's successor shall have been duly elected and qualified;

  (2)
  To ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 3, 2009; and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournment or postponement thereof, will be available for inspection at the Annual Meeting, and any adjournment or postponement thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please submit your proxy through the Internet or complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Votes submitted via the Internet must be received by 7:00 p.m. Eastern Daylight time, on May 21, 2008 in order for them to be counted at the Annual Meeting. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors
Steven N. Masket
Iselin, NJ April 22, 2008	Executive Vice President, General Counsel and Secretary

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR ELECTRONIC VOTING OVER THE INTERNET.

MAIDENFORM BRANDS, INC.

485F US Highway 1 South
Iselin, NJ 08830

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to the stockholders of record of Maidenform Brands, Inc., a Delaware corporation ("Maidenform," the "Company," "we," "our" or "us"), at the close of business on April 4, 2008, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008, and at any adjournment or postponement thereof. The Annual Meeting will be held at 11:00 a.m., Eastern Daylight time, at the principal executive offices of the Company at 485F US Highway 1 South, Iselin, NJ 08830 (Tel: 732-621-2500). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about April 22, 2008 to all stockholders entitled to vote at the Annual Meeting. Whenever we refer in this Proxy Statement to the "Annual Meeting," we are also referring to any meeting that results from any adjournment or postponement of the May 22, 2008 meeting.

VOTING

The specific matters to be considered and acted upon at the Annual Meeting are:

  (i)
  the election of seven directors;

  (ii)
  the ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2009; and

  (iii)
  to act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On April 4, 2008, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 22,453,048 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.01 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 4, 2008. Stockholders may not cumulate votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to

2008 Proxy Statement 1

which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the seven nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

PROXIES

If the enclosed Proxy Card is properly signed and returned, or a properly authenticated electronic vote is recorded through the Internet, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card, or a properly authenticated electronic vote recorded through the Internet, does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 485F US Highway 1 South, Iselin, NJ 08830, a notice of revocation or another signed Proxy Card with a later date or by a later-dated properly authenticated electronic vote through the Internet. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail. The Internet procedures for voting and for revoking or changing a vote are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been properly recorded. Stockholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholder.

2 Maidenform Brands, Inc.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2009 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company at its principal executive offices at 485F US Highway 1 South, Iselin, NJ 08830, on or before December 22, 2008. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission (the "SEC"), including Rule 14a-8, in order for such proposal to be eligible for inclusion in our fiscal 2009 proxy statement.

In addition, under the Company's bylaws, any proposal for consideration at the 2009 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices at 485F US Highway 1 South, Iselin, NJ 08830 between the close of business on November 22, 2008 and the close of business on December 22, 2008, and is otherwise in compliance with the requirements set forth in the Company's bylaws. If the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The proxy solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

2008 Proxy Statement 3

Matters to be Considered at Annual Meeting

Proposal One—Election of Directors

GENERAL

The Company's Amended and Restated Certificate of Incorporation provides for the annual election of directors. A director's term will be subject to the election and qualification of such director's successor, or the earlier death, resignation or removal of such director.

Our Board of Directors consists of seven persons, as follows:

David B. Kaplan (40) has been Chairman of our Board of Directors since April 2005 and a director of Maidenform since May 2004. Mr. Kaplan has been a Senior Partner in the private equity group of Ares Management LLC, an independent international investment management firm, since April 2003. From 2000 through 2003, Mr. Kaplan was a Senior Principal of Shelter Capital Partners, LLC. From 1991 through 2000, Mr. Kaplan was affiliated with, and a Senior Partner of, Apollo Management, L.P., during which time he completed multiple private equity investments from origination through exit. Prior to Apollo, Mr. Kaplan was a member of the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan currently serves as the Chairman of the Board of Directors of TPEP Holdings, Inc. (Tinnerman Palnut Engineered Products), Co-Chairman of the Board of Directors of Orchard Supply Hardware Stores Corporation and on the Boards of Directors of Anchor Blue Retail Group, Inc. and GNC Corporation. Mr. Kaplan also serves on the Board of Governors of Cedars-Sinai Hospital and is a Trustee, Treasurer and Chairman of the Investment Committee of the Center for Early Education. Mr. Kaplan graduated with High Distinction, Beta Gamma Sigma, from the University of Michigan School of Business Administration with a BBA concentrating in Finance.

Thomas J. Ward (61) has been our Chief Executive Officer and a director since July 2001. He served as Chairman of our Board of Directors from May 11, 2004 until April 2005, at which time our Board of Directors determined that it would be preferable, in anticipation of becoming a publicly-traded company, to have a non-executive Chairman. Mr. Ward currently serves as Vice Chairman of our Board of Directors. From July 2001 until May 2004, Mr. Ward was also President of Maidenform, Inc. Prior to joining us, Mr. Ward served as Chairman of Thomas Ward Associates, LLC, consulting with the Coles Group, one of Australia's largest retailers, from March 2001 to August 2001. Prior to that, Mr. Ward spent 31 years with Westpoint Stevens, Inc., where he held various positions including President and Chief Operating Officer from 1997 to 2000. Mr. Ward is a member of the Board of Trustees and Treasurer of Marist College, a member of the board of the education foundation for the fashion industries at Fashion Institute of Technology, State University of New York, and a director of the American Apparel and Footwear Association and on its Executive Committee. Mr. Ward received a B.A. in Business from Marist College and attended Drexel University Business School.

Norman Axelrod (55) has been a director of Maidenform since September 2004. Mr. Axelrod, through his consulting entity, NAX 18, LLC, provides consulting services to certain entities related to Ares Management LLC. Mr. Axelrod is the Non-Executive Chairman of the Board of Directors of GNC Corporation and also serves on the Board of Directors of Jaclyn, Inc., a handbags and apparel company. Mr. Axelrod was Chief Executive Officer and Chairman of the Board of Directors of Linens 'n Things, Inc. until its acquisition in February 2006. Mr. Axelrod joined Linens 'n Things as Chief Executive Officer in 1988 and was elected to the additional position of Chairman of the Board of Directors in 1997.

4 Maidenform Brands, Inc.

From 1976 to 1988, Mr. Axelrod held various management positions at Bloomingdale's, ending with Senior Vice President, General Merchandise Manager. Mr. Axelrod was also a member of the Board of Directors of Reebok International Ltd. from 2001 until its sale to adidas-Salomon AG in 2006. Mr. Axelrod received a B.S. in Management and Marketing from Lehigh University and an M.B.A. from New York University.

Harold F. Compton (60) has been a director of Maidenform since April 2006. Mr. Compton most recently served as President and Chief Executive Officer, CompUSA Inc. He joined CompUSA in 1994 as Executive Vice President–Operations, becoming COO in January 1995 and President/CompUSA Stores in July 1996. In March 2000, he became President and Chief Executive Officer, CompUSA Inc. Prior to joining CompUSA, he served as President and COO of Central Electric Inc. (1993–1994). Previously, he served as Executive Vice President–Operations and Human Resources, and Director of Stores for HomeBase (1989–1993), Senior Vice President–Operations, and Director of Stores for Roses Discount Department Stores (1986–1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation for 21 years (1965–1986). Mr. Compton served on the Board of Directors of Linens 'n Things, Inc. until its acquisition in February 2006. Mr. Compton was named to the Board of Directors of IceWeb, Inc. in June 2005. Mr. Compton was also Co-Chairman and a 25.5% owner of the Country Sampler Stores, LLC, which filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Code in 2006.

Barbara Eisenberg (62) has been a director of Maidenform since February 2005. Ms. Eisenberg is currently Executive Vice President, General Counsel and Corporate Secretary of Ann Taylor Stores Corp. and a Member of the Ann Taylor Corporate Executive Committee. Before joining Ann Taylor, Ms. Eisenberg was Senior Vice President, General Counsel and Corporate Secretary of J. Crew Group, Inc. from 1999 to 2001 and was Vice President, General Counsel and Corporate Secretary from 1998 until then. Prior to that, Ms. Eisenberg was Vice President, Associate General Counsel and Corporate Secretary at Burlington Industries, Inc. Ms. Eisenberg currently serves as a Member of the Board of Visitors of Columbia University School of Law. Ms. Eisenberg received a B.A. in International Relations from Barnard College and a J.D. from Columbia University School of Law.

Karen Rose (59) has been a director of Maidenform since January 2005. Ms. Rose is currently a business consultant. Ms. Rose was Group Vice President and Chief Financial Officer of The Clorox Company from December 1997 until her retirement in October 2003. Prior to that, Ms. Rose held various management positions including Director of Finance, Household Products Company and Vice President and Treasurer since joining Clorox in 1978. Ms. Rose currently serves on the Board of Directors of Bare Escentuals, Inc., and is a member of the Board of Visitors of the Pathways to Learnings Project of the University of Wisconsin. Ms. Rose received a B.A. in History from the University of Wisconsin and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania.

Adam L. Stein (32) has been a director of Maidenform since May 2004. Mr. Stein is a Principal in the private equity group of Ares Management LLC, an independent international investment management firm. In September 2000, Mr. Stein joined Ares Management LLC from Merrill Lynch & Co. At Merrill Lynch, Mr. Stein was an investment banker in the Global Leveraged Finance Group. Mr. Stein is a member of the boards of directors of Anchor Blue Retail Group, Inc. and Marietta Corporation. Mr. Stein received a B.B.A. in Business Administration with a concentration in Finance, graduating with distinction, from Emory University's Goizueta Business School.

Each of the directors listed above has been recommended by the Nominating and Governance Committee, and nominated by the Board of Directors. Each of the directors has consented to being named as a nominee in this Proxy Statement and agreed to serve, if elected. Management has no reason to believe that any director will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the

2008 Proxy Statement 5

vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the directors listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

REQUIRED VOTE

The directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ABOVE.

6 Maidenform Brands, Inc.

Corporate Governance

ROLE OF THE BOARD OF DIRECTORS

Our business is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed at the "Investor Relations–Governance" section of our website at www.maidenformbrands.com.

The Board of Directors meets regularly to review significant developments affecting the company and to act on matters requiring Board of Directors approval. The Board of Directors held six meetings and acted by unanimous written consent on three occasions during the fiscal year ended December 29, 2007 (the "2007 Fiscal Year"). Members of the Board of Directors are expected to make attendance at board and committee meetings a priority and to participate actively in the meetings. Combined attendance at board and committee meetings in the 2007 Fiscal Year was more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served.

EXECUTIVE SESSIONS

In general, the Board of Directors holds executive sessions of all directors who are not members of the Company's management following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At each of its meetings in the 2007 Fiscal Year, the Board of Directors met in executive session of non-employee directors. The Board of Directors also holds executive sessions of the independent directors at least once a year. Mr. Kaplan has been appointed presiding director for each of the executive sessions of all of the non-management directors by the Board of Directors. The position of presiding director at executive sessions of the directors who are "independent" under the current listing standards of the New York Stock Exchange (the "NYSE") rotates among those independent non-employee directors.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

Board members are invited to attend the Company's annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meetings. Mses. Eisenberg and Rose and Messrs. Axelrod, Compton, and Ward attended the 2007 Annual Meeting of Stockholders.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that six of our seven directors, Mses. Eisenberg and Rose and Messrs. Axelrod, Compton, Kaplan and Stein, currently meet the independence requirements of the NYSE Listed Company Manual and applicable tax and securities rules and regulations. Based upon information requested from each director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that each such director does not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The NYSE Listed Company Manual has both objective tests and a subjective test for determining who is an "independent director." The objective tests state that a director is not considered independent if, for example, he is an employee of the Company or is an employee of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed the greater of $1,000,000 and 2% of the recipient's consolidated gross revenue for that year. The subjective test states that an independent director must be a person who has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

2008 Proxy Statement 7

None of the non-employee directors were disqualified from "independent" status under the objective tests. In assessing independence under the subjective test, the Board of Directors took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company's management. Based on all of the foregoing, as required by the NYSE Listed Company Manual, the Board of Directors made a substantive determination as to each of the six independent directors that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has not established any categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as "independent" for purposes of membership on the Audit Committee, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serves on the Compensation Committee has been determined to be a "non-employee director" for purposes of the applicable securities rules and regulations and an "outside director" for purposes of the applicable tax rules.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2005 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of director's relationship with the entity and/or the amount involved, the relationship did not impair the director's independence. The Board's independence determinations included reviewing the relationships of Messrs. Kaplan, Stein and Axelrod, who are, respectively, a Senior Partner and Principal in, and consultant to, the Private Equity Group of Ares Management LLC. In 2005, the Company paid less than $1 million in fees to affiliates of Ares Management LLC for certain management and advisory services. The Company did not pay any fees to Ares Management LLC or any of its affiliates in 2006 or 2007.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In the 2007 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent registered public accounting firm; the scope of the annual audits as well as the results of the annual audits; approving audit and non-audit services provided to us by the independent registered public accounting firm as well as the fees for such services; the organization and scope of our internal system of audit, financial and disclosure controls; our financial reporting activities, including our annual report, and the accounting standards and principles followed; the performance of our independent registered public accounting firm; and our accounting practices. In addition, the Audit Committee performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Audit Committee are currently Ms. Rose (Chair), Mr. Compton and Ms. Eisenberg. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Audit Committee held eight meetings and acted by unanimous written consent on one occasion during the 2007 Fiscal Year.

8 Maidenform Brands, Inc.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations and statement of cash flows, as required by the NYSE rules. In addition, the Board has determined that Ms. Rose is a "financial expert" as defined by the SEC.

The Compensation Committee of the Board of Directors recommends, reviews and oversees the salaries, bonuses, benefits and long-term incentive plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The members of the Compensation Committee are currently Messrs. Axelrod (Chair) and Compton and Ms. Rose. The Board of Directors has determined that each member of the Compensation Committee is "independent" according to the rules and regulations of the NYSE and is a "non-employee director" for purposes of Section 16 of the Exchange Act. The Compensation Committee held five meetings and acted by unanimous written consent on one occasion during the 2007 Fiscal Year.

The Nominating and Governance Committee of the Board of Directors recommends candidates for director positions to be nominated by our Board of Directors for election as directors and for any vacancies in such positions. The Nominating and Governance Committee oversees the evaluation of our Board of Directors and management, as well as develops and recommends to our Board of Directors a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our Company. The members of the Nominating and Governance Committee are currently Mses. Eisenberg (Chair) and Rose and Mr. Axelrod. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent. The Nominating and Governance Committee held two meetings and acted by unanimous written consent on one occasion during the 2007 Fiscal Year.

The Nominating and Governance Committee will consider nominees recommended by our stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to Maidenform's Corporate Secretary, pursuant to the procedures set forth under "Communicating with the Board of Directors" and subject to the deadline set forth under "Deadline for Stockholder Proposals." The stockholder's notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and Maidenform's bylaws. Our bylaws can be accessed in the "Investor Relations–Governance" section of our website at www.maidenformbrands.com.

Our Board of Directors may from time to time establish other committees as it deems necessary or appropriate.

DIRECTOR COMPENSATION TABLE

The following table provides compensation information for the one year period ended December 29, 2007 for each member of our Board of Directors:

Name of Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Total ($)
Norman Axelrod	$35,000	$5,068	$111,598	$151,666
Harold F. Compton	30,000	5,068	56,336	91,404
Barbara Eisenberg	30,000	5,068	159,780	194,848
Karen Rose	42,500	5,068	159,597	207,165
David B. Kaplan	–	–	–	–
Adam L. Stein	–	–	–	–

(1)
As of December 29, 2007, Mr. Compton and Mses. Eisenberg and Rose each had outstanding options to purchase an aggregate of 36,574 shares of Common Stock, which were granted on April 7, 2006, February 15, 2005 and February 8, 2005, respectively, and Mr. Axelrod had outstanding options to purchase an aggregate of 24,382 shares of Common Stock that were granted on September 8, 2004. In addition, on May 24, 2007, each of Messrs. Axelrod

2008 Proxy Statement 9

  and Compton and Mses. Eisenberg and Rose were granted 1,308 shares of restricted stock with a grant date fair value of $24,996 and non-tandem stock appreciation rights ("SARs") for 3,987 shares of Common Stock with a grant date fair value of $25,317, all of which are currently outstanding.

(2)
Amounts represent the expense recognized in our consolidated statements of operations for service-based restricted stock granted in 2007, calculated in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 123R which was allocated to service provided by the non-employee directors in 2007. The fair value of restricted stock is determined based on the number of shares granted and the quoted price of our common stock on the date of grant. In calculating this amount, no estimate was made for potential forfeitures.

(3)
The options, restricted stock and SARs vest in three equal annual installments commencing on the first anniversary of the grant date.

(4)
Amounts represent the expense recognized in our consolidated statements of operations for service-based options granted in 2004, 2005 and 2006 and SARs granted in 2007, calculated in accordance with SFAS No. 123R which was allocated to service provided by the non-employee directors in 2007. See Note 2, "Summary of Significant Accounting Policies," under the heading "Stock-based compensation," and Note 11, "Stock-Based Compensation," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 29, 2007 for the assumptions made for valuing stock-based compensation under SFAS No. 123R. In calculating this amount, no estimate was made for potential forfeitures.

As a general matter, directors who are also employees of Maidenform or one of our stockholder affiliates receive no additional compensation for their service as directors. As a result, Messrs. Ward, Kaplan and Stein received no compensation for their service as members of the Board of Directors of our Company. In addition, all directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

COMMUNICATION WITH THE BOARD OF DIRECTORS

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to Maidenform Brands, Inc. at 485F US Highway 1 South, Iselin, NJ 08830, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

CORPORATE GOVERNANCE DOCUMENTS

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies of our certificate of incorporation and bylaws, the charters of our Board's Audit Committee, Compensation Committee and Nominating and Governance Committee, as well as copies of our Corporate Governance Guidelines, Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, together with any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, can be accessed in the "Investor Relations—Governance" section of our website, www.maidenformbrands.com, or obtained, free of charge, by writing to Maidenform Brands, Inc. 485F US Highway 1 South, Iselin, NJ 08830, Attention: Investor Relations.

10 Maidenform Brands, Inc.

Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 4, 2008, by:

•
each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock based upon the most recently filed Schedule 13G with respect to each such holder;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 4, 2008 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 22,453,048 shares of Common Stock outstanding at April 4, 2008. Unless otherwise indicated, (i) the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned; and (ii) have an address c/o Maidenform Brands, Inc. 485F US Highway 1 South, Iselin, NJ 08830.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Ares Corporate Opportunities Fund, L.P. (1)	3,737,351	16.6%
Keeley Asset Management Corp. (2)	2,235,000	10.0%
Reich & Tang Asset Management, LLC (3)	1,611,300	7.2%
Morgan Stanley (4)	1,400,289	6.2%
Stadium Capital Management, LLC (5)	1,273,129	5.7%
Barclays Global Investors, NA. (6)	1,186,294	5.3%
Directors and Named Executive Officers
Thomas J. Ward (7)	1,276,512	5.7%
Maurice S. Reznik (8)	309,482	1.4%
Dorvin D. Lively (9)	116,320	*
Steven N. Masket (10)	88,328	*
Norman Axelrod (11)	13,498	*
Harold F. Compton (12)	25,690	*
Barbara Eisenberg (13)	4,308	*
Karen Rose (14)	3,308	*
David B. Kaplan (15)	–	–
Adam L. Stein (16)	–	–
All Directors and Executive Officers as a Group (10 persons)	1,837,446	8.2%

*
Less than 1%.

(1)
Reflects shares owned by Ares Corporate Opportunities Fund, L.P. ("ACOF"). The general partner of ACOF is ACOF Management, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager, L.P. ("ACOF Operating Manager"). ACOF Operating Manager is indirectly controlled by Ares

2008 Proxy Statement 11

  Management LLC, a private investment management firm, which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (each, an "Ares Entity") and the partners, members and managers thereof, other than ACOF, disclaims beneficial ownership of the shares of Common Stock owned by ACOF, except to the extent of any pecuniary interest therein. The address of each Ares Entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

(2)
Based solely on a Schedule 13G filed with the SEC on February 14, 2008, reporting beneficial ownership as of December 31, 2007 by Keeley Asset Management Corp. which has sole voting and dispositive power over the shares of Common Stock. Keeley Small Cap Value Fund also has beneficial ownership over the same shares of Common Stock. The address of both entities is 401 South LaSalle Street, Chicago, Illinois 60605.

(3)
Based solely on a Schedule 13G filed with the SEC on February 14, 2008, reporting beneficial ownership as of December 31, 2007 by Reich & Tang Asset Management, LLC ("Reich & Tang"). Reich & Tang is an investment adviser registered under Section 203 of Investment Advisers Act of 1940 and has shared voting and dispositive power over the shares of Common Stock. The address of Reich & Tang is 600 Fifth Avenue, New York, NY 10020.

(4)
Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2008, reporting beneficial ownership as of December 31, 2007 by Morgan Stanley. In accordance with the SEC Release No. 34-39538 (January 12, 1998) (the "Release"), the information reflects the securities beneficially owned by certain operating units (collectively, the "MS Reporting Units") of Morgan Stanley and its subsidiaries and affiliates (collectively, "MS"). This information does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release. MS has sole dispositive power over all the shares of Common Stock, sole voting power over 1,338,217 of the shares of Common Stock and shared voting power over 369 of the shares of Common Stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(5)
Based solely on a Schedule 13G filed with the SEC on February 14, 2008, reporting beneficial ownership as of December 31, 2007 by Stadium Capital Management, LLC ("SCM"); Alexander M. Seaver ("Seaver"); Bradley R. Kent ("Kent" and, collectively with SCM and Seaver, the "SCM Filers"). SCM is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Seaver and Kent are the Managing Members of SCM. The address for each of the SCM Filers is 19785 Village Office Court, Suite 101, Bend, OR 97702.

(6)
Based solely on a Schedule 13G filed with the SEC on February 5, 2008, reporting beneficial ownership as of December 31, 2007 by Barclays Global Investors, NA. (sole dispositive power over 556,381 shares, and sole voting power over 486,062 shares), Barclays Global Fund Advisors (sole dispositive power over 610,597 shares, and sole voting power over 452,764 shares) and Barclays Global Investors, Ltd. (sole dispositive power over 19,316 shares). These entities report their ownership as a group and are, collectively, the beneficial owners of 1,186,294 shares of Common Stock. The address of both Barclays Global Investors, NA. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London EC3N 4HH, United Kingdom.

(7)
Consists of (i) 19,623 shares of restricted stock; and (ii) 1,256,889 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 12,877 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; and (ii) 139,292 shares of Common Stock issuable upon the exercise of options and 38,634 SARs that are not exercisable within 60 days of April 4, 2008.

(8)
Consists of (i) 42,860 shares of Common Stock; (ii) 13,082 shares of restricted stock; and (iii) 253,540 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 8,585 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; (ii) 85,721 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A of the Internal Revenue Code ("Section 409A") are not exercisable within 60 days of April 4, 2008; and (iii) 37,500

12 Maidenform Brands, Inc.

  shares of Common Stock issuable upon the exercise of options and 25,756 SARs that are not exercisable within 60 days of April 4, 2008.

(9)
Consists of (i) 48,460 shares of Common Stock; and (ii) 67,860 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes 42,860 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 4, 2008.

(10)
Consists of (i) 11,429 shares of Common Stock; (ii) 4,317 shares of restricted stock; and (iii) 72,582 of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 2,833 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; (ii) 22,859 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 4, 2008; and (iii) 15,000 shares of Common Stock issuable upon the exercise of options and 8,499 SARs that are not exercisable within 60 days of April 4, 2008.

(11)
Consists of (i) 1,308 shares of restricted stock; and (ii) 12,190 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 1,329 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; (ii) 12,192 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 4, 2008; and (iii) 2,658 SARs that are not exercisable within 60 days of April 4, 2008.

(12)
Consists of (i) 1,308 shares of restricted stock; and (ii) 24,382 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 1,329 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; and (ii) 2,658 SARs that are not exercisable within 60 days of April 4, 2008.

(13)
Consists of (i) 1,308 shares of restricted stock; and (ii) 3,000 shares of Common Stock issuable upon the exercise of options that are or become exercisable within 60 days of April 4, 2008. Excludes (i) 1,329 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; (ii) 33,574 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 4, 2008; and (iii) 2,658 SARs that are not exercisable within 60 days of April 4, 2008.

(14)
Consists of (i) 1,308 shares of restricted stock; and (ii) 2,000 shares of Common Stock that are indirectly beneficially owned by Ms. Rose by means of a trust for the benefit of Ms. Rose and her family. Excludes (i) 1,329 out-of-the-money SARs with a reference price of $19.11 per share that are exercisable within 60 days of April 4, 2008; (ii) 36,574 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 4, 2008; and (iii) 2,658 SARS that are not exercisable within 60 days of April 4, 2008.

(15)
Mr. Kaplan is a Senior Partner in the Private Equity Group of Ares Management LLC and is a member of Ares Partners Management Company LLC, both of which are affiliates of ACOF. Mr. Kaplan disclaims beneficial ownership of the shares owned by ACOF, except to the extent of any pecuniary interest therein.

(16)
Mr. Stein is a Principal in the Private Equity Group of Ares Management LLC, an affiliate of ACOF. Mr. Stein disclaims beneficial ownership of the shares owned by ACOF, except to the extent of any pecuniary interest therein.

2008 Proxy Statement 13

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Strategy

The compensation program rewards team accomplishments while promoting individual accountability. Compensation depends in significant measure on the Company's financial results, but business results and individual accomplishments are also very important factors in determining each executive's compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between and among individual efforts, Company results, and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, there were annual performance bonuses and equity awards which represented between 41% and 69% of the total compensation for our named executive officers in the 2007 Fiscal Year.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at slightly above the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

In addition to providing competitive compensation programs that are commensurate with performance, we seek to promote a long-term commitment to the Company by our named executive officers. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedules attached to stock options, restricted stock and SARs (25% per year over 4 years, time-based vesting) reinforce this long-term orientation.

Compensation Philosophy and Objectives

Maidenform operates in a highly dynamic, competitive and challenging industry, and its compensation program is designed to attract, retain, motivate and reward a top performing management team. The Company is committed to achieving long-term sustainable growth and increasing stockholder value. Executive compensation opportunities are strongly linked to ensure these commitments are maintained, and to encourage strong financial performance annually and long-term.

Specifically, the compensation program is based upon these principles:

•
to offer total compensation opportunities that are competitive with identified peer companies and other select organizations with whom the Company competes for executive talent;

•
to provide annual and long-term incentives on a "pay for performance" basis directly linked to accomplishment of specific results in support of the Company's mission and strategic objectives;

•
to reaffirm management's commitment to stockholder value by providing a significant portion of total compensation in the form of equity earned on a performance basis and by encouraging long-term ownership of Company Common Stock;

•
to provide rewards to employees of sustained high performance that exceed the rewards provided to employees in similar positions of lesser performance;

•
to ensure the compensation paid to the Company's named executive officers, to the extent practicable, qualifies as deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, unless there is a valid reason in the judgment of the Compensation Committee to forego tax deductibility; and

14 Maidenform Brands, Inc.

•
to ensure all compensation reflects performance evaluation through effective goal setting and metrics to measure results achieved by the named executive officers and the Company.

Our compensation package offers a combination of annual base salary, a cash incentive based upon corporate and individual performance for both net sales growth and profitability, and a long-term equity program that rewards creation of stockholder value.

Purpose

The purpose of our compensation program design is to provide the Company with a competitive advantage in the marketplace in attracting and retaining world-class talent. Our compensation program is designed to drive a performance-based culture, one that rewards successful short-term strategies that drive long-term value for the stockholder. Therefore, both short-term and long-term incentive programs are a critical component of the plan.

Our executive compensation program is positioned with a base salary benchmark trending toward the 60th percentile, or slightly more than the competitive median, based upon performance and responsibilities. The annual cash incentive opportunity is targeted at the 60th to 80th percentile, to be paid at the attainment of annually established goals for both individual and Company performance.

Annual incentive compensation is payable only when certain thresholds established annually for both individual performance as well as Company performance, are attained, and is paid out in March of each year, following the determination of the previous year's financial results. Annual incentives are calculated as a percentage of base salary. The targeted percentage for the annual incentive award for each named executive officer is determined based upon the level of the position and the degree to which it impacts the business.

Pay levels for named executive officers are determined based on a number of factors, including the individual's roles and responsibilities within the Company, the individual's experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the named executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits, using tools such as peer compensation data.

Role of the Compensation Committee

  General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our named executive officers. The Company's executive compensation programs are approved and administered by the Compensation Committee. Working with management and an independent compensation consultant, the Compensation Committee has approved a compensation strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success. The Compensation Committee's function is more fully described in its charter, which has been approved by our Board of Directors. The charter is available on our Internet website at www.maidenformbrands.com, under the "Investor Relations–Governance" section as well as by mail, free of charge, upon request.

The Compensation Committee currently consists of three members of our Board of Directors, Messrs. Axelrod (Chair) and Compton and Ms. Rose, all of whom are "independent" as defined by the listing qualifications of the NYSE and the applicable rules and regulations of the SEC.

The Compensation Committee meets typically quarterly just prior to the Board of Directors meeting. In the 2007 Fiscal Year, the Compensation Committee set the base compensation for named executive officers, approved the annual incentive compensation payments for fiscal 2006 based upon the level of achievement of goals previously set for that

2008 Proxy Statement 15

fiscal year; approved the corporate goals and the individual goals for the 2007 Fiscal Year under the 2005 Annual Incentive Plan and awarded grants of restricted stock and SARs to named executive officers and other employees of the Company.

When considering decisions concerning the compensation of executives other than the Chief Executive Officer, the Compensation Committee asks for our Chief Executive Officer's recommendations, including his detailed evaluation of each executive's performance. No named executive officer has a role in determining or recommending compensation for outside directors.

  Use of Outside Advisors

In 2006, subsequent to the decisions made regarding 2006 compensation, the Compensation Committee engaged the services of Steven Hall & Partners, a nationally recognized compensation consulting firm to advise on compensation for the 2007 Fiscal Year. This compensation consultant reports to the Compensation Committee and has not performed any work for the Company. The compensation consultant provides advice on the alignment of executive compensation practices with the Company's financial goals, overall program design, analysis of executive packages and contracts, industry trends in compensation practices, and comparative data necessary to evaluate the Company's current practices.

The Compensation Committee has the ultimate authority to retain, terminate and set the terms of the Company's relationship with any outside advisors who assist the Compensation Committee in carrying out its responsibilities.

Elements of Executive Compensation–Overview

Generally, annual compensation for our named executive officers consists of the following components:

•
annual base salary;

•
annual performance bonuses (i.e., cash incentives based upon the Company's achievement of net sales and profit growth and the named executive officers' achievement of individual performance goals);

•
long-term equity incentives in the form of restricted stock and SARs;

•
other benefits and perquisites; and

•
post-termination compensation and benefits.

We utilize the particular elements of compensation described above because we believe that they provide a well-proportioned mix of fixed and at-risk compensation which produces short-term and long-term performance incentives and rewards that are aligned with stockholders interests. By following this approach, we seek to motivate our named executive officers to focus on business metrics that will produce a high level of performance for the Company and long-term wealth creation for the executive, as well as minimize the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual performance bonus plan and long-term incentive awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

Determination of Appropriate Pay Levels

The Compensation Committee assesses "competitive market" compensation using a number of sources. The primary data source used in setting competitive market levels for the named executive officers is the information publicly disclosed by a peer group consisting of the companies listed below, which is reviewed annually and may change from year to year. Each of these companies is in the apparel industry.

For compensation decisions for the 2007 Fiscal Year, the peer group was identified by the outside compensation consultant, Steven Hall & Partners and reviewed by the Compensation Committee. A peer group of fourteen companies was developed, and although Maidenform was smaller by all measures considered, there was a direct comparison made to median/average pay of the peer group (adjusted by 4% per annum to account for the use of available 2005 data for

16 Maidenform Brands, Inc.

compensation decisions for 2007) due to the Company's need to focus on rapid growth, external recruitment and retention of new top caliber management team talent by the Company. The peer group for the study commenced in 2006 for 2007 compensation decisions consists of:

•
Carter's, Inc.
•
G-III Apparel Group, Ltd.
•
Guess?, Inc.
•
The Gymboree Corporation
•
Hampshire Group, Ltd.
•
Hartmarx Corporation
•
K Swiss Inc.

•
Kenneth Cole Productions, Inc.
•
Mothers Work, Inc.
•
Movado Group, Inc.
•
Oxford Industries, Inc.
•
Perry Ellis International, Inc.
•
Steven Madden, Ltd.
•
The Stride Rite Corporation

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding each of the named executive officer's target total compensation opportunities based on the need to attract, retain and motivate an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentives and long term incentives for each executive will be, in the aggregate, at or slightly above the median of the competitive market. However, the total compensation for Mr. Lively was above the median (at the 69th percentile) due to recruitment considerations when he was hired in 2005.

As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Elements of Executive Compensation–Details

  Base Salary

The Compensation Committee annually reviews and establishes the base salaries of our named executive officers, including the Chief Executive Officer. In determining the appropriate level of base compensation, the Compensation Committee considers the named executive officer's position and responsibilities, the named executive officer's individual performance, Company performance, historical compensation, demonstrated leadership and peer group compensation data. In order to provide for a uniform annual review date for all of our named executive officers, their salaries are reviewed and adjusted generally to be effective on or about March 15 of each year. The 2007 Fiscal Year salaries of the named executive officers, other than Mr. Reznik, were increased by an average of 5.5% and Mr. Reznik's salary was increased by 12.5% to provide for a general market based adjustment to salary (and made retroactive to the beginning of the 2007 Fiscal Year for Mr. Reznik).

  Annual Performance Bonus

Annual performance bonuses are designed to motivate our named executive officers to continuously improve Company performance by aligning a portion of their compensation with the Company's key business and financial targets. Pursuant to our 2005 Annual Performance Bonus Plan, our named executive officers are eligible to receive an annual performance bonus based on the attainment of certain performance goals during the performance period (i.e., December 30, 2006 through December 29, 2007). Achievement of these performance goals is substantially uncertain at the time such goals are established. The performance goals are challenging at varying levels and designed to properly motivate management.

2008 Proxy Statement 17

Bonuses are paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the bonus is earned ends. If a named executive officer's employment is terminated for any reason other than by the Company for cause (as defined in the named executive officer's employment agreement) after the end of the performance period but prior to date the award is paid, the named executive officer is entitled to receive an award. In addition, if a named executive officer's employment is terminated by the Company without cause or by the named executive officer for good reason (as defined in the named executive officer's employment agreement) during the performance period, the named executive officer will be entitled to bonus based upon actual full year performance a pro-rated to the named executive officer's date of termination.

The annual performance bonus for our named executive officers is a cash payment based upon corporate and individual targets established early in the applicable fiscal year. For the 2007 Fiscal Year, the Company set the corporate goal for the Company with a range of achievement from 25% to 200%. The individual incentives can be achieved within a range of 0% to 100%, with none payable unless the operating income for the 2007 Fiscal Year reaches a minimum level.

For the 2007 Fiscal Year, the Company adopted an operating income target and a net sales target as its corporate goals, whereas in the 2006 fiscal year the corporate incentive compensation target had been based only upon operating income. The Committee decided to change the corporate performance goals for the 2007 Fiscal Year to add net sales in order to focus our named executive officers on corporate growth. The Compensation Committee determined that the 2007 Fiscal Year annual performance bonus would be based 80% on corporate goals and 20% on individual goals. Seventy-five percent of the corporate goal was based on achieving operating income targets and 25% was based on achieving net sales targets.

For the 2007 Fiscal Year, the operating income target (at 100% achievement) was $62.5 million, which was 112.0% of the actual 2006 fiscal year adjusted operating income. The maximum operating income target was a 200% bonus level which was set at the achievement of 134.2% of the actual 2006 fiscal year adjusted operating income, and the minimum operating income target was a 25% bonus level which was set at the achievement of approximately 100% of the actual 2006 fiscal year adjusted operating income. The net sales target for the 2007 Fiscal Year (at 100% achievement) was $445.8 million, which was 106.9% of the actual 2006 fiscal year net sales. The maximum net sales target was a 200% bonus level if net sales were $479.4 million or greater, and the minimum net sales target was a 25% bonus level if net sales were $416.8 million. If operating income or net sales were between two points in the range, the bonus level is interpolated based upon the operating income or net sales achieved, as applicable.

For the 2007 Fiscal Year, operating income was defined as, the earnings (or loss) of the Company and subsidiaries before interest and taxes (determined in accordance with generally accepted accounting principles), adjusted to exclude extraordinary or non-recurring items, such as, restructuring charges, acquisition related charges; gain or loss on the sale of fixed assets; gain or loss in connection with pension freeze or pension termination; accelerated recognition of deferred financing costs in connection with any refinancing. These adjustments resulted in the operating income for bonuses purposes to be $62.1 million even though GAAP operating income was $67.9 million, primarily due to the exclusion of a pension curtailment gain of $6.3 million recognized in connection with the freeze of the Maidenform, Inc. Retirement Plan.

The target bonus is designed to provide the named executive officers with a normal target bonus if the Company performs to expectation. The minimum targets are designed to provide the named executive officers with some bonus opportunity, but less than the target bonus if the Company does not achieve its expected performance. If the Company exceeds its expected performance, the named executive officers will be paid a maximum bonus in excess of the target in order to reward them for the Company's outstanding performance.

18 Maidenform Brands, Inc.

In order to achieve the desired balance between base salary and performance-based cash compensation, the Compensation Committee in January 2007, approved increases in the bonus for each of the named executive officers so that the named executive officers' cash compensation is more heavily weighted towards performance-based compensation. The target bonus levels for each of the named executive officers, expressed as a percentage of base pay, were 125% for Mr. Ward, 110% for Mr. Reznik, 80% for Mr. Lively and 55% for Mr. Masket. As a result, the maximum bonus amount payable to each named executive officer would be 225% for Mr. Ward, 198% for Mr. Reznik, 144% for Mr. Lively and 99% for Mr. Masket, in each case of the named executive officer's salary. The individual goals vary based on the named executive officer's position and were based upon a variety of performance metrics, including earnings per share, shipment performance, net sales growth and performance compared to budget.

In the 2007 Fiscal Year, the operating targets were not exceeded so that the operating income portion of the bonus was achieved at the 96% level and the net sales goals were achieved at the 39.3% level. Corporate goals, which accounted for eighty percent of the bonus, as weighted were achieved at the 81.8% level. Individual goals, which accounted for twenty percent of the bonus, were achieved at varying levels from 9.8% to 79.2%. The following payouts of the annual incentive bonuses were approved by the Compensation Committee and paid in March 2008 to the named executive officers for the 2007 Fiscal Year: Mr. Ward, $543,761; Mr. Reznik, $448,109; Mr. Lively, $229,370; and Mr. Masket, $100,763. These amounts are listed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

  Long-Term Incentives

The Compensation Committee believes that equity-based awards are an important factor in aligning the long-term financial interest of the named executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company's compensation program. The Compensation Committee may grant equity incentives under the Company's 2005 Stock Incentive Plan in the form of stock options (non-qualified or incentive stock options), SARs, restricted stock, performance shares and other stock-based awards (including, without limitation, restricted stock units (RSUs) and deferred stock units). Historically, all such long-term incentive grants have been in the form of non-qualified stock options. All such grants have been issued on the date they were approved by the Compensation Committee, except for new hires, whose grant date, prior to October 2006, was the first day of their employment which followed Compensation Committee approval. In October 2006, the Committee determined that prospectively, for new hires, their grant date should be the first business day of the month following the first day of their employment. The exercise price for stock options is the last sales price of our Common Stock as reported on the NYSE on the trading day immediately prior to the date on which the award is granted. Historically, the Compensation Committee has granted stock options, which vest in four equal annual installments based upon continued service through the applicable vesting dates.

On May 24, 2007, the Compensation Committee granted awards of SARs and restricted stock to each of our named executive officers, which awards vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the named executive officers' continued service through the applicable vesting dates. In determining the size of awards of SARs and restricted stock granted to the named executive officers, the Compensation Committee designated the following percentages of base salary as the value of the award: Mr. Ward, 125%; Mr. Reznik, 100%; Mr. Lively, 65%; and Mr. Masket, 60%. Fifty percent of such amount was granted in the form of SARs (based upon the Black-Scholes value at the time of grant, as calculated consistent with the Company's financial statements) and the other fifty percent was granted in the form of restricted stock. SARs and restricted stock were granted as opposed to stock options (consistent with past practice) because we believe that SARs will have a less dilutive effect on our Common Stock and that restricted stock will provide retention benefits as well as incentives for increasing the value of our Common Stock. The SARs have a seven year term. The vesting of these awards is accelerated on a change in control of the Company and on certain terminations of employment as described more fully in the section of this proxy statement entitled "Employment Agreements with Named Executive Officers." In the future, the Compensation Committee expects to evaluate the mix of stock options, restricted stock and other stock-based awards to emphasize the preservation of

2008 Proxy Statement 19

stockholder values generated in recent years while providing significant incentives for continuing growth in stockholder value. See the Grant of Plan-Based Awards Table for more information regarding the restricted stock and SARs granted to the named executive officers in the 2007 Fiscal Year.

The Compensation Committee delegates administrative aspects of stock option grants to management. In addition, the Compensation Committee delegated to the Chief Executive Officer, who is also a member of the Board of Directors, the authority to grant awards under the 2005 Stock Incentive Plan, provided that the value of the awards does not exceed $40,000 to any individual participant or $200,000 in the aggregate during any fiscal year. For this purpose, "value" means: (i) with respect to restricted stock and restricted stock units, the fair market value of the Company's Common Stock; and (ii) with respect to stock options and SARs, the Black-Scholes value of the grants as calculated consistent with the methodology for reporting such grants in the Company's financial statements. The Chief Executive Officer may not grant awards to any individual who is subject to Section 16(b) of the Exchange Act. Such delegation is effective until the expiration of the Company's transition period under Section 162(m) of the Internal Revenue Code.

  Other Benefits and Perquisites

The Company's executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to named executive officers' 401(k) plan accounts, Company-paid medical benefits, group term life insurance coverage and an auto allowance (or in the case of Mr. Ward, a car service). Through 2006, these benefits also included a benefit accrual under a defined benefit pension plan, which plan was frozen as to participation and benefit accrual on January 1, 2007. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company's performance and the individual's responsibilities and performance. See the "All Other Compensation" column in the Summary Compensation Table and the related footnote for further information regarding these benefits and perquisites.

  Post-Termination Compensation and Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of the named executive officers to the detriment of the Company and our stockholders. We have entered into employment agreements with each of our named executive officers in order to attract, retain, motivate and compensate qualified executive officers and to minimize employment security concerns arising in the course of negotiating and completing a change in control transaction.

The employment agreements for our named executive officers generally provide for severance if the named executive officer's employment is terminated by the Company without cause, by the named executive officer for good reason or as a result of non-renewal of the employment agreement (with respect to Messrs. Lively and Reznik). If the employment of our named executive officers is terminated in connection with a change in control of the Company, the named executive officers will be entitled to the same cash severance that they would have received if they were terminated without cause prior to a change in control, except that with respect to Mr. Masket, his change in control cash severance is enhanced. A description of termination events that trigger post termination pay and benefits for our named executive officers can be found in the section of this proxy statement entitled "Employment Agreements with Named Executive Officers" and in the Potential Payments Upon Termination or Change-In-Control Table.

Certain equity awards are subject to accelerated vesting in the event of the sale of the Company to an unrelated third party. In addition, under certain circumstances described in the section of this proxy statement entitled "Employment Agreements with Named Executive Officers" and quantified in the Potential Payments Upon Termination or Change-In-Control Table, stock options granted to Messrs. Ward and Reznik may vest earlier than the time-based schedule based upon the occurrence of certain specified events. In addition, restricted stock and SARs granted to Messrs. Ward, Reznik and Masket may vest earlier than the time-based schedule based upon the occurrence of certain specified events described in the footnotes to the Potential Payments Upon Termination or Change-In-Control Table.

20 Maidenform Brands, Inc.

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers is reasonable and appropriate. The value of the compensation payable to the named executive officers is significantly tied to our performance and the return to our stockholders. We believe that our compensation programs will allow us to attract, retain, motivate and compensate a top performing management team to help us grow as we look ahead.

Impact of Tax and Accounting

The Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles adopted by the Company.

When determining amounts of equity-based grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under SFAS No. 123R, "Share-Based Payments," grants of stock options and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued, which is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using market conditions (e.g., share price or total stockholder return) as a performance metric under the 2005 Stock Incentive Plan, mindful of the fact that if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per individual named executive officer (other than the Chief Financial Officer) per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. The Company's 2005 Stock Incentive Plan and 2005 Annual Performance Bonus Plan were approved by stockholders upon adoption prior to the Company's initial public offering and therefore awards under both plans are exempt from Section 162(m) during the reliance period under applicable regulations. With respect to each plan, this reliance period ends upon the earlier of: (i) the first meeting of stockholders at which directors are to be elected that occurs after December 31, 2008; or (ii) the date such plan is materially amended. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee may approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company which may include for example, the payment of certain non-deductible compensation necessary in order to attract and retain individuals with superior talent.

Another section of the Internal Revenue Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our named executive officers. Section 409A requires that "nonqualified deferred compensation" be structured in a manner that limits employees' abilities to accelerate or further defer compensation under certain circumstances. We amended certain stock options granted prior to our initial public offering that are considered to be deferred compensation in a manner intended to comply with Section 409A. With respect to our other arrangements subject to Section 409A, we intend to continue to use the transition period provided by the Internal Revenue Service to review and amend our arrangements where necessary to comply with Section 409A.

COMPENSATION COMMITTEE REPORT

Based on the Compensation Committee's review and discussions with management of the Company, the Compensation Committee recommended to the Board of Directors that the Company's Compensation Discussion & Analysis be included in the Company's Proxy Statement prepared in connection with the 2008 Annual Meeting and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 29, 2007.

Submitted by the Compensation Committee of the Company's Board of Directors:

                          Norman Axelrod (Chair)
                          Harold Compton
                          Karen Rose

April 22, 2008

2008 Proxy Statement 21

EXECUTIVE OFFICERS

The executive officers of Maidenform Brands, Inc., and their ages and positions as of April 4, 2008, are:

Thomas J. Ward	61	Chief Executive Officer and Vice Chairman of the Board of Directors
Maurice S. Reznik	54	President
Dorvin D. Lively	49	Former Executive Vice President and Chief Financial Officer
Steven N. Masket	54	Executive Vice President, General Counsel and Secretary

Thomas J. Ward is our Chief Executive Officer and Vice Chairman of the Board of Directors. See "Proposal One–Election of Directors–General" for a discussion of Mr. Ward's business experience.

Maurice S. Reznik has been President since May 2004 and is responsible for marketing, merchandising, design and sales for both branded and private label products. From April 1998 to May 2004, Mr. Reznik was President of the Maidenform division of our predecessor company. In the 19 years prior to joining us, Mr. Reznik held various sales and management positions in the intimate apparel industry, most recently as President of Warner's Intimate Apparel Group, a division of Warnaco, Inc. from June 1994 to September 1997. Prior to that, Mr. Reznik also held a series of positions with VF Corporation and Sara Lee Corporation. Mr. Reznik received a B.A. in Economics from Queens College in New York City.

Dorvin D. Lively was our Chief Financial Officer and an Executive Vice President from November 2004 through March 17, 2008, the effective date of his resignation. Prior to joining us, Mr. Lively served as Senior Vice President and Corporate Controller of Toys "R" Us, Inc. from January 2001 until October 2004. From October 1998 until January 2001, Mr. Lively was Senior Vice President and Corporate Controller of The Reader's Digest Association. Mr. Lively has also served as the Chief Financial Officer of Silverado Foods, Inc. and in a variety of financial management positions with PepsiCo, Inc. Mr. Lively is a certified public accountant who began his career with Arthur Andersen. Mr. Lively served as a Professional Accounting Fellow with the Financial Accounting Standards Board and is a member of the Arkansas and Oklahoma Society of Certified Public Accountants. Mr. Lively received a B.A. in Accounting from the University of Arkansas.

Steven N. Masket has been our Executive Vice President, General Counsel and Secretary since 1995. Prior to that, Mr. Masket was General Counsel and Secretary since 1986. Prior to joining us as Assistant General Counsel in 1982, Mr. Masket practiced law in New York City for four years. Mr. Masket also served as an industry advisor to the textile program of the Commerce Department and United States Trade Representative's Office and currently serves as a trustee of the UNITE-HERE National Retirement Fund, the UNITE-HERE National Health Fund and as a director of the Amalgamated Life Insurance Company, which is owned by the UNITE-HERE National Retirement Fund. Mr. Masket received an A.B. in Religion from Vassar College and a J.D. from Columbia University School of Law.

22 Maidenform Brands, Inc.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of each of our executive officers (the "named executive officers") for services rendered in all capacities to us for the fiscal years ended December 29, 2007 and December 30, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Thomas J. Ward Chief Executive Officer and Vice Chairman	2007 2006	$593,910 551,714	$57,020 –	$402,303 344,578	$543,761 703,750	$213 40,692	$25,529 18,283	$1,622,736 1,659,017
Dorvin D. Lively Former Executive Vice President and Chief Financial Officer	2007 2006	396,274 379,651	19,768 –	653,697 633,686	229,370 356,562	(292 3,447)	17,985 12,236	1,316,802 1,385,582
Maurice S. Reznik President	2007 2006	501,071 442,920	38,013 –	240,132 201,648	448,109 551,791	(604 3,391)	18,297 12,522	1,245,018 1,212,272
Steven N. Masket Executive Vice President, General Counsel and Secretary	2007 2006	272,035 257,922	12,544 –	83,872 71,173	100,763 161,421	(11,145 39,678)	18,297 12,522	476,366 542,716

(1)
Amounts represent the expense recognized in our consolidated statements of operations for service-based restricted stock granted in 2007, calculated in accordance with SFAS No. 123R, which was allocated to service provided by our named executive officers in 2007. The fair value of restricted stock is determined based on the number of shares of our Common Stock granted and the quoted price of our Common Stock. In calculating this amount, no estimate was made for potential forfeitures.

(2)
Amounts represent the expense recognized in our consolidated statements of operations for service-based options granted in 2004 and 2005 and SARs granted in 2007, calculated in accordance with SFAS No. 123R which was allocated to service provided by our named executive officers in 2006 and 2007. See Note 2, "Summary of Significant Accounting Policies," under the heading "Stock-based compensation," and Note 11, "Stock-Based Compensation," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 29, 2007 for the assumptions made for valuing stock-based compensation under SFAS No. 123R. In calculating this amount, no estimate was made for potential forfeitures.

(3)
Amounts represent bonus earned pursuant to the 2005 Annual Performance Bonus Plan for the 2007 Fiscal Year and 2006 fiscal year, which were approved by the Compensation Committee and paid in March 2008 and March 2007, respectively.

(4)
The amounts for 2007 are comprised entirely of changes between December 31, 2006 and December 31, 2007 in the actuarial present value of the accumulated pension benefits of each of the named executive officers. Our benefit plans operate in the same manner for all participants in each plan and there is no special formula for the Chief Executive Officer or any other named executive officer. Of our named executive officers, only Messrs. Ward and Masket have elected to participate in the supplemental benefit portion of the Maidenform, Inc. Retirement Plan, which is described under caption "Maidenform, Inc. Retirement Plans." See Note 8, "Benefit Plans," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 29, 2007 for the assumptions made in calculating the change in pension value. The Maidenform, Inc. Retirement Plan was frozen as to future benefit accruals and participation effective on January 1, 2007.

2008 Proxy Statement 23

(5)
Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Named Executive Officer	Year	Car Service	Automobile Allowance		Company Matched 401 (k) Contribution	Group Life Insurance	Total
Thomas J. Ward	2007 2006	$13,955 13,446	$	– –	$9,000 3,300	$2,574 1,537	$25,529 18,283
Dorvin D. Lively	2007 2006	– –		8,400 8,400	9,000 3,300	585 536	17,985 12,236
Maurice S. Reznik	2007 2006	– –		8,400 8,400	9,000 3,300	897 822	18,297 12,522
Steven N. Masket	2007 2006	– –		8,400 8,400	9,000 3,300	897 822	18,297 12,522

Grants of Plan-Based Awards in the 2007 Fiscal Year

In the 2007 Fiscal Year, grants were made to our named executive officers pursuant to the 2005 Annual Performance Bonus Plan and the 2005 Stock Incentive Plan. For a detailed description please see the sections entitled Annual Performance Bonus and Long-Term Incentive in the Compensation Discussion and Analysis in this proxy statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas J. Ward	3/9/2007 5/24/2007 5/24/2007	$148,325	$741,626	$1,334,928	19,623	51,511	19.11	374,996 379,636
Dorvin D. Lively	3/9/2007 5/24/2007 5/24/2007	63,344	316,722	570,100	6,803	17,857	19.11	130,005 131,606
Maurice S. Reznik	3/9/2007 5/24/2007 5/24/2007	110,236	551,178	992,122	13,082	34,341	19.11	249,997 253,093
Steven N. Masket	3/9/2007 5/24/2007 5/24/2007	29,891	149,456	269,022	4,317	11,332	19.11	82,498 83,517

(1)
Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our 2005 Annual Performance Bonus Plan for the 2007 Fiscal Year. Actual performance bonus paid under the 2005 Annual Performance Bonus Plan for the 2007 Fiscal Year are quantified in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
Amounts shown reflect the number of SARs granted in the 2007 Fiscal Year.

24 Maidenform Brands, Inc.

Outstanding Equity Awards at December 29, 2007

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas J. Ward	217,529	—		$0.01		10/21/2012
	450,035	64,291	(1)	1.82		5/11/2014
	450,035	64,291	(1)	3.64		5/11/2014
	75,000	75,000	(2)	17.00		7/22/2012
	—	51,511	(9)	19.11	(10)	5/24/2014
							19,623	(9)	262,360
Dorvin D. Lively	—	21,430	(3)	1.82		12/31/2008
	—	21,430	(3)(4)	1.82		12/31/2009
	—	21,431	(5)(6)(8)	1.82		12/31/2010
	—	21,430	(3)	3.64		12/31/2008
	—	21,430	(3)(4)	3.64		12/31/2009
	—	21,431	(5)(6)(8)	3.64		12/31/2010
	25,000	25,000	(2)(5)	17.00		7/22/2012
	—	17,857	(5)(9)	19.11	(10)	5/24/2014
							6,803	(5)(9)	90,956
Maurice S. Reznik	1,737	—		0.06		1/28/2012
	—	42,861	(3)	1.82		12/31/2008
	—	42,860	(3)	1.82		12/31/2009
	—	42,861	(6)(7)	1.82		12/31/2010
	128,581	42,861	(7)	3.64		8/4/2014
	37,500	37,500	(2)	17.00		7/22/2012
	—	34,341	(9)	19.11	(10)	5/24/2014
							13,082	(9)	174,906
Steven N. Masket	434	—		0.06		1/28/2012
	—	11,430	(3)	1.82		12/31/2008
	—	11,429	(3)	1.82		12/31/2009
	—	11,430	(6)(7)	1.82		12/31/2010
	34,288	11,430	(7)	3.64		8/4/2014
	15,000	15,000	(2)	17.00		7/22/2012
	—	11,332	(9)	19.11	(10)	5/24/2014
							4,317	(9)	57,718

(1)
These options vest 6.25% at the end of each fiscal quarter commencing on September 30, 2004.

(2)
These options vest 25% on each of the first, second, third and fourth anniversaries of the grant date, July 22, 2005.

(3)
These options are vested but considered discounted options subject to Section 409A, none of which were exercisable as of December 29, 2007. These discounted options were amended in 2006 to provide for triggering events to permit exercise, in a manner intended to comply with IRC Section 409A. As amended, the fixed exercise period is the one year period ending upon their expiration date as indicated in this table.

(4)
In accordance with the amendment intended to comply with Section 409A these options are exercisable from January 1, 2009 through June 30, 2009 as a result of Mr. Lively's termination of employment in 2008.

(5)
These awards were subsequently forfeited on March 17, 2008 as a result of Mr. Lively's termination of employment.

(6)
These options are considered discounted options subject to Section 409A and were amended in 2006 to provide for triggering events to permit exercise, in a manner intended to comply with Section 409A. As amended, the fixed exercise period is the one year period ending upon their expiration date as indicated in this table.

(7)
These options vest 25% on each of May 11, 2005, May 11, 2006, May 11, 2007 and May 11, 2008.

(8)
These options vest on each of the first, second, third and fourth anniversary of the grant date, November 8, 2004.

(9)
These awards of SARs and restricted stock vest on each of the first, second, third and fourth anniversary of the grant date, May 24, 2007.

(10)
Represents the reference price of the SARs awards.

2008 Proxy Statement 25

Stock Option Exercises in the 2007 Fiscal Year

The following table lists the number of shares of our Common Stock acquired and the value realized as a result of stock option exercises by our named executive officers in the 2007 Fiscal Year.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Thomas J. Ward	–	$–
Dorvin D. Lively	42,860	408,027
Maurice S. Reznik	42,860	459,031
Steven N. Masket	11,429	135,091

(1)
Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

Pension Benefits

The following table reflects the present value of benefits accrued by each of the named executive officers from the Maidenform, Inc. Retirement Plan.

Named Executive Officer	Number of Years Credited Service #	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Thomas J. Ward	6	$157,524	$–
Dorvin D. Lively	3	5,153	–
Maurice S. Reznik	9	18,828	–
Steven N. Masket	25	347,286	–

(1)
Generally compensation utilized for pension formula purposes includes salary and annual bonus not to exceed the ERISA and Code maximum compensation. Amounts related to equity awards are not included in the calculation of compensation for purposes of the pension benefit. Our pension plan, which is intended to be a tax-qualified defined benefit retirement plan, operates in the same manner for all participants and there is no special formula for the Chief Executive Officer or any of the other named executive officers. Of our named executive officers, only Messrs Ward and Masket have elected to participate in the supplemental benefit portion of the Maidenform, Inc. Retirement Plan, which is described under caption "Maidenform, Inc. Retirement Plans". The values reported in the "Present Value of Accumulated Benefit" column are theoretical and calculated and presented pursuant to SEC requirements and are based on assumptions used in preparing our audited financial statements for the year ended December 29, 2007. See Note 8, "Benefit Plans," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 29, 2007 for the assumptions made in calculating the change in pension value.

Potential Payments Upon Termination or Change-In-Control

As described in the Compensation Discussion and Analysis, upon voluntary termination and termination for cause, each of our named executive officers would receive benefits available generally to all employees of the Company. The tables below describe and quantify additional compensation that would become payable to certain of our executives in connection with an involuntary termination of their employment, death or disability, or a change in control of the

26 Maidenform Brands, Inc.

Company on December 29, 2007. Where applicable, the amounts payable assume a $13.37 fair value of our Common Stock (the closing price on December 28, 2007).

Named Executive Officers	Benefit	Involuntary termination without cause or resignation with good reason	Death or disability	Change in control (without termination)		Termination without cause or resignation with good reason within one year of change in control
Thomas J. Ward	Cash payments Medical insurance Acceleration of outstanding equity awards (1)	$2,031,674 19,812 1,433,692	$543,761 – 1,433,692	$	– – 1,630,472	$2,031,674 19,812 1,630,472
Dorvin D. Lively	Cash payments Medical insurance Acceleration of outstanding equity awards (1)	400,000 13,773 22,729	229,370 – 22,729		– – 547,008	400,000 13,773 547,008
Maurice S. Reznik	Cash payments Medical insurance Acceleration of outstanding equity awards (1) Outplacement	1,229,731 20,659 955,802 18,000	448,109 – 43,720 –		– – 1,086,988 –	1,229,731 20,659 1,086,988 18,000
Steven N. Masket	Cash payments Medical insurance Acceleration of outstanding equity awards (1)	317,308 10,245 14,426	100,763 – 14,426		– – 300,949	524,545 10,245 300,949

(1)
Amounts represent the fair market value of our Common Stock on December 28, 2007 less the exercise price, if applicable, multiplied by the number of shares underlying the equity grants subject to accelerated vesting.

Long-Term Incentive Plans

The Company has no long-term incentive plans other than its 2005 Stock Incentive Plan.

Report on Repricing of Options

There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

2008 Proxy Statement 27

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Thomas J. Ward Employment Agreement

In May 2004, our wholly owned subsidiary, Maidenform, Inc., entered into an employment agreement with Thomas J. Ward, our Chief Executive Officer. The agreement is for an initial term of four years and will be automatically renewed for successive periods of one year unless either we or Mr. Ward decide to terminate the agreement on one year's notice. The agreement provides that Mr. Ward will receive a base salary of not less than $500,000 per year and that Mr. Ward will be eligible to receive a bonus pursuant to our 2005 Annual Performance Bonus Plan. For each calendar year, Mr. Ward is eligible to receive a bonus of up to 140% of the base salary paid to Mr. Ward in such year based upon the achievement of certain predetermined criteria. For the 2007 Fiscal Year, the Compensation Committee has adopted corporate bonus targets pursuant to the Company's 2005 Annual Bonus Plan that makes Mr. Ward eligible to receive a bonus of up to 225% of the base salary paid to Mr. Ward in such year based upon the achievement of certain predetermined criteria. Mr. Ward was granted an option to purchase 514,326 shares of our Common Stock at an exercise price of $1.82 per share and an option to purchase 514,326 shares of our Common Stock at an exercise price of $3.64 per share, each in accordance with the terms of our 2004 Stock Option Plan. These options vest and become exercisable in equal quarterly installments over a four year period for so long as Mr. Ward remains continuously employed by us, subject to 100% acceleration of vesting upon Mr. Ward's death or "disability," or upon a "change of control" (each as defined in the agreement). Mr. Ward is also entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.

If Mr. Ward's employment is terminated by us without "cause" or by Mr. Ward with "good reason" (each as defined in the agreement), subject to Mr. Ward's execution of a general release of claims, Mr. Ward will be entitled to:

•
receive a lump sum payment equal to two times the sum of his then current base salary plus his average annual bonus over the prior three calendar years;

•
accelerated vesting of all stock options that would have otherwise vested during the 24 months following the date of such termination of employment; and

•
continue to receive health coverage for himself and his eligible dependents, if he so elects, for a period of up to 18 months after such termination.

The terms of the agreement provide that Mr. Ward cannot compete with us through his participation in any business in competition with any business conducted by us until two years after the termination of his employment with us. Additionally, during such two year period, Mr. Ward is prohibited from directly or indirectly soliciting any of our customers for the purpose of selling any products or services similar or comparable to our products and services. The agreement also prohibits Mr. Ward from attempting to influence any of our suppliers, customers or potential customers from terminating or modifying any of their agreements with us, or from attempting to influence any employee from terminating or modifying his employment with us. The agreement also contains proprietary information and confidentiality provisions.

Maurice S. Reznik Employment Agreement

In June 2005, our wholly owned subsidiary, Maidenform, Inc., entered into an employment agreement with Maurice S. Reznik, our President, which supersedes Mr. Reznik's prior employment agreement, dated as of June 1, 1998. The agreement will be automatically renewed for successive periods of one year unless either we or Mr. Reznik decide to terminate the agreement on 120 days' notice. The agreement provides that Mr. Reznik will receive a base salary of not less than $430,000 per year and a bonus of up to 140% of the base salary paid to Mr. Reznik in each calendar year based upon the achievement of certain predetermined financial and non-financial performance criteria. For the 2007 Fiscal Year, the Compensation Committee has adopted corporate bonus targets pursuant to the Company's 2005 Annual Bonus Plan

28 Maidenform Brands, Inc.

that makes Mr. Reznik eligible to receive a bonus of up to 198% of the base salary paid to Mr. Reznik in such year based upon the achievement of certain predetermined criteria. Mr. Reznik is also entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.

If Mr. Reznik's employment is terminated by us without "cause" or by Mr. Reznik with "good reason" (each as defined in the agreement), or if we elect not to extend the term of the agreement, subject to Mr. Reznik's execution of a general release of claims, Mr. Reznik will be entitled to:

•
a lump sum payment equal to 150% of his then current base salary, payable within 30 days of the effective date of his termination (or such later date as required under Section 409A);

•
a lump sum payment equal to Mr. Reznik's average annual bonus over the three calendar years immediately preceding his termination of employment, payable within 30 days of the date of termination of employment or such later date as required under Section 409A;

•
if Mr. Reznik (or his dependents) timely elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") we will pay the cost of such COBRA coverage in an amount equal to 100% of the monthly premium for such coverage for 18 months; and

•
we will provide Mr. Reznik with outplacement services, subject to limitations.

With respect to stock options granted to Mr. Reznik prior to May 2005 that were unvested as of December 31, 2004, upon a termination of employment by us without "cause" or by Mr. Reznik for "good reason" or as a result of non-extension of the term of employment by us, unvested stock options that would have otherwise vested during the 12 months following the date of termination of Mr. Reznik's employment will become immediately vested. In the 2006 fiscal year, Mr. Reznik's stock options that are subject to Section 409A were amended to be exercisable only at such times permitted under Section 409A and to otherwise comply therewith.

Mr. Reznik is eligible to receive discretionary stock option grants under the 2005 Stock Incentive Plan. All options granted to Mr. Reznik under the 2005 Stock Incentive Plan will have an exercise price equal to the fair market value of our Common Stock on the grant date and will vest and become exercisable in equal annual installments over a four year period for so long as Mr. Reznik remains employed by us, subject to 100% acceleration of vesting upon a "change in control" (as defined under the plan). Upon a termination of employment by us without "cause" or by Mr. Reznik for "good reason" or as a result of non-extension of the term of employment by us, unvested stock options with respect to the number of shares that would have otherwise vested during the 12 months following the date of termination of Mr. Reznik's employment will become immediately vested.

The terms of the agreement provide that Mr. Reznik cannot compete with us in any business activity directly competitive with our business until 18 months after the termination of his employment with us. In addition, during such period, Mr. Reznik is prohibited from directly or indirectly soliciting any of our customers. The agreement also prohibits Mr. Reznik from attempting to influence any of our suppliers, customers or potential customers from terminating or modifying any of their arrangements with us, or from attempting to influence any person from terminating or modifying his or her service relationship with us.

The agreement also contains proprietary information and confidentiality provisions. Mr. Reznik also agreed to assign to us any intellectual property rights he may have in any developments or discoveries that he conceives, creates, makes, develops, reduces to practice or acquires during the term of his employment.

2008 Proxy Statement 29

Dorvin D. Lively Employment Agreement

In October 2004, our wholly owned subsidiary, Maidenform, Inc., entered into an employment agreement with Dorvin D. Lively, our former Executive Vice President and Chief Financial Officer. The agreement is for an initial term of one year, commencing on November 8, 2004, and will be automatically renewed for successive periods of one year unless either we or Mr. Lively decide to terminate the agreement on sixty days notice prior to the expiration of the then current term. The agreement provides that Mr. Lively will receive a base salary of not less than $350,000 per year and an initial bonus of $75,000. The agreement also provides that Mr. Lively shall be eligible to receive, pursuant to our 2005 Annual Performance Bonus Plan, a bonus of up to 105% of the base salary paid to Mr. Lively in each year during the term of his employment. For the 2007 Fiscal Year, the Compensation Committee has adopted corporate bonus targets pursuant to the Company's 2005 Annual Bonus Plan that makes Mr. Lively eligible to receive a bonus of up to 144% of the base salary paid to Mr. Lively in such year based upon the achievement of certain predetermined criteria. The agreement provides that Mr. Lively shall receive a bonus of not less than $91,875 for calendar year 2004 and, if he is employed by us through December 31, 2005, he shall receive a bonus of not less than $220,500 for calendar year 2005. Mr. Lively was granted an option to purchase 85,721 shares of our Common Stock at an exercise price of $1.82 per share and an option to purchase 85,721 shares of our Common Stock at an exercise price of $3.64 per share, each in accordance with the terms of our 2004 Stock Option Plan. These options vest and become exercisable in four equal annual installments over a four year period so long as Mr. Lively remains continuously employed by us, subject to 100% acceleration of vesting upon a "change of control" (as defined in the agreement). In the 2006 Fiscal Year, Mr. Lively's stock options that are subject to Section 409A were amended to be exercisable only at such times permitted under Section 409A and to otherwise comply therewith. Mr. Lively is also entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.

If Mr. Lively's employment is terminated by us without "cause" or by Mr. Lively with "good reason" (each as defined in the agreement) or if we fail to renew the term of the agreement then, subject to Mr. Lively's execution of a general release of claims, Mr. Lively will be entitled to:

•
receive a lump sum payment equal to the amount of his then current base salary; and

•
continue to receive health coverage for himself and his eligible dependents, if he so elects, for a period of up to twelve months after such termination, paid for by us.

The terms of the agreement provide that Mr. Lively cannot compete with us through his participation in any business in competition with any business conducted by us until one year after the termination of his employment with us. Additionally, during such one year period, Mr. Lively is prohibited from directly or indirectly soliciting any of our customers for the purpose of selling any products or services similar or comparable to our products and services. The agreement also prohibits Mr. Lively from attempting to influence any of our suppliers, customers or potential customers from terminating or modifying any of their agreements with us, or from attempting to influence any employee from terminating or modifying his employment with us. The agreement also contains confidentiality provisions.

Steven N. Masket Employment Agreement

In November 1999, our wholly owned subsidiary, Maidenform, Inc., entered into an employment agreement with Steven N. Masket, our Executive Vice President, General Counsel and Secretary. The term of the agreement extends one year from the date either we or Mr. Masket decide to terminate the agreement. The agreement provides that Mr. Masket will receive a base salary of not less than $200,000 per year. Mr. Masket is also entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.

30 Maidenform Brands, Inc.

If Mr. Masket's employment is terminated by us without "cause" or by Mr. Masket with "good reason" (each as defined in the agreement), Mr. Masket will be entitled to the greater of:

•
his then current base salary for the remaining term of the agreement, reduced by the amount of any earned income, if any, from other employment during such period; and

•
the severance pay to which he would otherwise be entitled to pursuant to any applicable severance pay plan, to be paid in accordance with our regular payroll practices.

We are also obligated to pay 75% of the cost of COBRA continuation coverage for Mr. Masket and his eligible dependents for up to one year, to the extent Mr. Masket elects to receive such coverage.

In the event of a "change in control event" (as defined in the agreement), if Mr. Masket's employment is terminated by us without "cause" or by Mr. Masket for "good reason" within one year after any such event, then, instead of the foregoing payments (other than payment of COBRA premiums, which Mr. Masket will continue to receive as described above), Mr. Masket will be entitled to receive an amount equal to all salary and benefits accrued to the date of termination and incentive payments pro rated to the date of termination plus the greater of:

•
his then current base salary for the remaining term of the agreement; and

•
an amount equal to the sum of one year's base salary, at the highest rate of base salary paid to Mr. Masket during the term of the agreement, plus the average of the incentive compensation payable to Mr. Masket for the two full calendar years preceding the calendar year in which the termination occurred.

If Mr. Masket's employment is terminated by us for "cause" or voluntarily by Mr. Masket without "good reason," the terms of the agreement provide that Mr. Masket cannot, for a period of one year following the date of his termination:

•
engage in or participate in any business activity directly competitive with our business as conducted on the date of his termination;

•
have any interest or participation in any entity engaged in any business that is directly competitive with our business on the date of his termination, other than the ownership of no more than 5% of the outstanding securities of any class of any publicly-traded company;

•
solicit any of our customers for the purpose of selling any services which are substantially similar or comparable to the services we then offer;

•
influence or attempt to influence any supplier, customer or potential customer from terminating or modifying any written agreement or course of dealing with us;

•
influence or attempt to influence any employee from terminating or modifying his employment with us; and

•
employ, directly or indirectly, any person employed by us during the six month period preceding his date of termination.

The agreement also contains confidentiality provisions. In the 2006 fiscal year, Mr. Masket's stock options that were granted prior to our initial public offering and are subject to Section 409A were amended to be exercisable only at such times permitted under Section 409A and to otherwise comply therewith.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since the beginning of the 2007 Fiscal Year, the members of our Compensation Committee have been Messrs. Axelrod (Chair) and Compton and Ms. Rose.

2008 Proxy Statement 31

In the past fiscal year, no other individuals served on our Compensation Committee. None of our named executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

MAIDENFORM, INC. RETIREMENT PLANS

We sponsor a defined benefit plan, the Maidenform, Inc. Retirement Plan, covering substantially all of our eligible employees, including the named executive officers, who are not covered by benefit plans through their union. This plan is the result of the merger of two separate defined benefit plans, effective April 14, 1999. As of that date, the Restated Replacement Maidenform, Inc. Retirement Plan (the "Replacement Plan") (the successor to the original Maidenform, Inc. retirement plan, adopted effective in 1955) merged into the NCC Industries, Inc. Defined Benefit Pension Plan (the "NCC Plan"), and the combined plan was renamed the Maidenform, Inc. Retirement Plan (the "Retirement Plan"). After the merger, the Retirement Plan became responsible for payment of all vested benefits that were previously payable by the Replacement Plan and the NCC Plan. The Retirement Plan was frozen as to participation and benefit accrual on January 1, 2007.

We have included in our consolidated balance sheet at December 29, 2007 an asset in the amount of $2.1 million related to the Retirement Plan. Separately, in accordance with the actuarial valuation of the plan, the minimum required contribution to be made in the 2008 fiscal year for the 2007 plan year is zero. Nevertheless, in the 2008 fiscal year, we intend to contribute approximately $0.5 million to the Retirement Plan with respect to the 2007 plan year.

The Retirement Plan consists of a basic benefit and a supplemental benefit, as more fully described below.

Basic Benefit–Replacement Plan portion of the Retirement Plan

The basic non-contributory annual normal retirement benefit under the Replacement Plan portion of the Retirement Plan is determined as follows for employees employed on or after January 1, 1997: (i) 1.75% of the annual basic covered compensation (as described below) earned after 1983; (ii) 1.5% of the average annual basic covered compensation in 1983 and 1984 multiplied by the number of years of creditable service before 1984, and in the case of a participant who has no service before 1983, 1.5% of the annual basic covered compensation in 1983; plus (iii) 1% of the average annual covered compensation in 1983 and 1984 multiplied by years of prior service (service prior to 1955). Basic covered compensation is limited to $10,000 per year through 1987, $15,000 in 1988, $18,000 per year for 1989 through 1993, and $26,000 per year thereafter through December 31, 2006.

Supplemental Benefit–Replacement Plan portion of the Retirement Plan

The Supplemental Benefit portion of the Retirement Plan also provides supplemental benefits to participants who elect to make payroll deductions equal to 2% of supplemental compensation (as described below) in order to pay a portion of the supplemental benefits.

Supplemental benefits are equal to the sum of: (i) 1.75% of supplemental compensation earned after 1988; (ii) 1.5% of supplemental compensation earned during 1985 through 1988; (iii) 1.5% of the average supplemental compensation in 1983 and 1984 multiplied by the number of years of creditable service before 1985 during which the participant was a member in the supplemental benefit portion of the plan, and in the case of a participant who had no service before 1983, 1.5% of the supplemental compensation in 1983 and 1984); and (iv) 0.5% of the average supplemental compensation in 1983 and 1984 multiplied by the total number of years of prior service (service prior to 1955). So long as a participant contributes to the supplemental benefit, the participant will earn a supplemental benefit until the earlier of: (1) retirement or other termination of employment; or (2) the date the number of years service equals or exceeds

32 Maidenform Brands, Inc.

40. Supplemental compensation means compensation in excess of basic covered compensation (as defined above), subject to the legal limits. ($220,000 for 2006, the last year prior to the freeze date).

Effective January 1, 2007, the Retirement Plan was frozen as to participation and benefit accrual.

MAIDENFORM, INC. SAVINGS PLAN

We sponsor a defined contribution plan, the Maidenform, Inc. Savings Plan, covering substantially all of our eligible employees who are not covered by benefit plans through their union. Participants in this plan are permitted to contribute up to 20% of their compensation (subject to legal limits) to the plan on a pre-tax basis. Through December 31, 2006, we made a matching contribution on behalf of each participant in an amount equal to 50% of the first 3% of the participant's eligible compensation contributed to the plan as a deferral contribution, subject to our right to amend or terminate the plan. Effective January 1, 2007, this plan has been amended to provide for a safe harbor matching provision. As a result, we will make a safe harbor matching contribution on behalf of each participant in an amount equal to 100% of the first 3% of the participant's eligible compensation contributed to the plan and 50% of the next 2% of the participant's eligible compensation contributed to the plan.

2008 Proxy Statement 33

Report of the Audit Committee of the Board of Directors

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The members of the Audit Committee are currently Ms. Rose (Chair), Mr. Compton and Ms. Eisenberg. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of The New York Stock Exchange and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including Maidenform's balance sheet, statement of operations and cash flow statement, as required by the NYSE rules. In addition, the Board has determined that Ms. Rose is a "financial expert" as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between Maidenform and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the "Investor Relations–Governance" section of our website.

REVIEW OF THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE 2007 FISCAL YEAR

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2007 Fiscal Year with the Company's management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for the 2007 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

CONCLUSION

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the 2007 Fiscal Year for filing with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Karen Rose (Chair) Harold Compton Barbara Eisenberg

April 22, 2008

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

34 Maidenform Brands, Inc.

Proposal Two—Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2009, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP FOR SERVICES RENDERED DURING THE FISCAL YEARS ENDING DECEMBER 29, 2007 AND DECEMBER 30, 2006

Audit Fees

An aggregate of $1,533,700 and $1,647,600 was billed for the fiscal years ending December 29, 2007 and December 30, 2006, respectively, for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

An aggregate of $25,000 and $0 was billed for the fiscal years ending December 29, 2007 and December 30, 2006, respectively, for assurance and related services related to accounting consultation and consultations concerning financial accounting and reporting standards.

Tax Fees

An aggregate of $124,200 and $361,104 was billed for the fiscal years ending December 29, 2007 and December 30, 2006, respectively, for services related to tax compliance (review and preparation of corporate tax returns, review of the tax treatments for certain expenses). Other tax services included state and local tax planning and consultations with respect to various domestic and international tax matters.

All Other Fees

An aggregate of $28,400 and $3,900 was billed for the fiscal years ending December 29, 2007 and December 30, 2006.

2008 Proxy Statement 35

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and permissible non-audit services. Pursuant to the Company's Audit Committee Pre-Approval Policy, certain types of services up to a predetermined fee limitation have received general pre-approval. The Audit Committee authorized its Chair to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2009.

36 Maidenform Brands, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which Maidenform has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2007 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2007 Fiscal Year, Maidenform believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock.

Certain Relationships and Related Party Transactions

STOCKHOLDERS AGREEMENT

As a result of the exercise of demand and piggy-back registration rights by certain holders of our outstanding capital stock provided pursuant to the amended and restated stockholders' agreement, in 2006, the Company filed an S-3 registration statement and paid certain costs related to the registration and sale of shares by Ares, Paribas North America, Inc. and certain members of management pursuant to a prospectus filed on November 20, 2006. In 2007, as a result of the same exercise of demand and piggy-back registration rights, the Company filed an an additional S-3 registration statement and an amendment thereto and paid certain costs related thereto.

2008 Proxy Statement 37

Annual Report/Householding

The Company filed an Annual Report on Form 10-K with the SEC on March 11, 2008. Stockholders may obtain a copy of this report, without charge, by writing to Felise Glantz Kissell, Vice President, Investor Relations, at the Company's principal executive offices located at 485F US Highway 1 South, Iselin, NJ 08830.

A copy of the Company's Annual Report on Form 10-K for the 2007 Fiscal Year, including audited financial statements, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Felise Glantz Kissell, Vice President, Investor Relations, at the Company's principal executive offices located at 485F US Highway 1 South, Iselin, NJ 08830. If your household is receiving multiple copies of the Company's annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Felise Glantz Kissell, Vice President, Investor Relations, at the Company's principal executive offices located at 485F US Highway 1 South, Iselin, NJ 08830.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

By Order of the Board of Directors

Steven N. Masket Executive Vice President, General Counsel and Secretary

April 22, 2008

38 Maidenform Brands, Inc.

VOTE BY INTERNET

QUICK *** EASY *** IMMEDIATE

Maidenform Brands, Inc.

As a stockholder of Maidenform Brands, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 21, 2008, the day prior to the meeting day.

Vote Your Proxy on the Internet:	OR	Vote Your Proxy by mail:
Go to www.continentalstock.com
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
Have your proxy card available when you access the above website. Click on “Proxy Voting Log In” and follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of Directors		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
	NOMINEES:	(01) David B. Kaplan	☐	☐
(02) Thomas J. Ward
(03) Norman Axelrod
(04) Harold F. Compton
(05) Barbara Eisenberg
(06) Karen Rose
(07) Adam L. Stein

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

			FOR	AGAINST	ABSTAIN
2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2009.		☐	☐	☐

3.	In accordance with the discretion of the proxy holders, to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND FOR ALL OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Important Notice Regarding the Availability Of Proxy Materials For the Shareholder Meeting to Be Held On Thursday, May 22, 2008.

The following Proxy Materials are also available to you to review at: http://www.maidenformbrands.com

•              the Company’s Annual Report for the year ending December 29, 2007.

•              the Company’s 2008 Proxy Statement (including all attachments thereto).

•              any amendments to the foregoing materials that are required to be furnished to stockholders.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

MAIDENFORM BRANDS, INC.

ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAIDENFORM BRANDS, INC.

The undersigned stockholder of Maidenform Brands, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 22, 2008 and the Proxy Statement, and appoints Thomas J. Ward and Steven N. Masket, and each of them individually, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 485-F US Highway 1 South, Iselin, NJ 08830 (Tel #:732-621-2500), on Thursday, May 22, 2008 at 11:00 a.m. Eastern Daylight time (the “Annual Meeting”), and at any adjournment or post-ponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse.

QuickLinks

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008
MAIDENFORM BRANDS, INC. 485F US Highway 1 South Iselin, NJ 08830
Matters to be Considered at Annual Meeting Proposal One—Election of Directors
Corporate Governance
Ownership of Securities
Executive Compensation
Report of the Audit Committee of the Board of Directors
Proposal Two—Ratification of Independent Registered Public Accounting Firm
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Party Transactions
Annual Report/Householding
Other Matters